UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Bowie Street, Austin, Texas	78703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 26, 2011, Whole Foods Market, Inc., the lenders which are parties to our Revolving Credit Agreement, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, entered into the Second Amendment of our Revolving Credit Agreement dated August 28, 2007, as previously amended June 2, 2008. This amendment was made to delete the requirement that we use commercially reasonable efforts to maintain a corporate family (or equivalent) rating from Moody’s Investors Service, Inc. Our obligation under our Revolving Credit Agreement to use commercially reasonable efforts to maintain a corporate family (or equivalent) rating from Standard & Poor’s (a division of The McGraw-Hill Companies, Inc.) remains in place.

The foregoing description of the Second Amendment of Revolving Credit Agreement is a summary and is qualified in its entirety by the terms and provisions of the Second Amendment of Revolving Credit Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

JPMorgan Chase Bank, N.A., other lenders under our Revolving Credit Agreement, and certain of their affiliates have performed, and may in the future perform, for us and our affiliates, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

10.1— Second Amendment of Revolving Credit Agreement

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

	By:	/s/ Glenda Flanagan
Date: June 1, 2011	Glenda Flanagan
Executive Vice President and
Chief Financial Officer